UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2025, The Middleby Corporation (the “Company”), Middleby Marshall Inc. (“MMI”), a subsidiary of the Company, as a borrower, the other subsidiaries of the Company party thereto, as borrowers and guarantors, Bank of America, N.A., as administrative agent, and the lenders party thereto entered into a Third Amendment to Eighth Amended and Restated Credit Agreement (the “Third Amendment”), which amended the Company’s existing Eighth Amended and Restated Credit Agreement (as amended from time to time prior to August 19, 2025, the “Credit Agreement”).

The parties entered into the Third Amendment to, among other things, extend the maturity date of the Credit Agreement from October 21, 2026 to April 28, 2028, and make certain changes that, subject to the satisfaction of specified conditions, give the Company and its subsidiaries the ability to consummate the Company’s previously announced plan to separate its food processing business into a standalone public company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Eighth Amended and Restated Credit Agreement, dated as of August 19, 2025, among Middleby Marshall Inc., The Middleby Corporation, the Loan Parties named therein, the lenders named therein and Bank of America, N.A., as administrative agent for the lenders.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: August 21, 2025	By:	/s/ Bryan E. Mittelman
Bryan E. Mittelman
Chief Financial Officer